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Unique Fabricating, Inc. Receives Notice of Late Filing from the NYSE

Auburn Hills, MI – April 12, 2022 — Unique Fabricating, Inc. (NYSE American: UFAB), a leader in engineering and manufacturing multi-material foam, rubber, and plastic components utilized in noise, vibration, and harshness management and air/water sealing applications for the transportation, appliance, medical, and consumer/off-road markets, reported that on April 6, 2023, the Company received a notice letter (the “Notice”) from the NYSE Regulation Department (the “Staff”) of the New York Stock Exchange American (“NYSE”) notifying the Company that, based upon the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), it was not in compliance with the NYSE American’s continued listing requirements.
Pursuant to the Notice, the Company has six (6) months, until September 30, 2023, to file its Annual Report in order to reinstate its compliance with the applicable NYSE American listing standards. If the Company fails to file the Annual Report by the six-month deadline of September 30, 2023, NYSE American may, in its sole discretion, grant an extension of up to six (6) additional months for the Company to regain compliance, depending on the Company’s specific circumstances. If the Company fails to file its Annual Report by the applicable extension deadline, the Company’s listed securities will be suspended from trading on and delisted from NYSE.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the transportation, appliance, medical, and consumer/off-road markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (“NVH”) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (“HVAC”), seals, engine covers, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets, glove box liners, personal protection equipment, and packaging. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about the proposed refinancing of the Company's existing senior secured credit facility. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, including that there is doubt as to the Company’s continuing as a going concern as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.